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                                                                    Exhibit 23.1



             Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-73942) and related Prospectus of CyberCare, Inc. for the registration of 16,085,717 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 2001, with respect to the consolidated financial statements of CyberCare, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

West Palm Beach, Florida
February 8, 2002